                        EMPLOYMENT AGREEMENT
                        --------------------

     This is an amendment and restatement of the employment agreement between CDI Corporation, (the "Company"), and Joseph R. Seiders, ("Employee"). The parties desire to amend and restate the terms of their employment relationship pursuant to the terms and subject to the conditions set forth in this amended and restated employment agreement ("Agreement"), which replaces and supersedes all prior employment agreements between the parties and which is entered into as of Insert Date of Agreement.

     Accordingly, in consideration of the mutual promises and undertakings set forth herein, with each party acknowledging that its promises and undertakings are adequately supported by the consideration received from the other party, and intending to be legally bound hereby, the parties agree as follows:

                               TERMS
                               -----

Section  1.  Employment.
             ----------
     The Company hereby employs Employee as Senior Vice President and General Counsel, and Employee hereby accepts such employment and agrees to serve in such capacity and to render services to the Company during the Employment Period defined in Section 3, below, subject to the terms and conditions hereinafter set forth.

Section  2.  Duties.
             ------
     Employee shall carry out such duties as are customarily associated with the position described in Section 1, above. Employee agrees to perform such duties in compliance with all policies and directives established by the Company.

Section  3.  Term.
             ----
     The term of Employee's employment under this Agreement (the
"Employment Period") shall commence as of the date set forth above and shall continue until terminated as provided in this Agreement.

Section  4.  Compensation and Benefits.
             -------------------------
     (a) Compensation. During the Employment Period, Employee shall be eligible to receive the cash compensation set forth on Schedule A hereto.

     (b) Employee Benefits. During the Employment Period, Employee shall be entitled to participate in all employee benefit plans and programs that the Company provides generally to other employees of the Company in positions similar to Employee's. The Company reserves the right to amend or terminate such plans in accordance with the terms of those plans.

Section  5.  Expense Reimbursements.
             ----------------------
     During the Employment Period, the Company shall reimburse Employee for all reasonable, necessary and itemized out-of-pocket expenses incurred by Employee in the ordinary course of the Company's business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

Section  6.  Termination.
             -----------
The Employment Period may be terminated as follows:

     (a) "For Cause". The Company will have the right at any time to terminate the Employment Period for Cause. "For Cause" includes the following:

          (1) a material breach by Employee of any provision of this Agreement;

          (2) Employee's rendering services while under the influence of alcohol or illegal drugs;

          (3) Employee's performing any act of dishonesty in rendering services hereunder, including falsification of records, expense accounts or other reports;

          (4) Employee's conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, theft or business activities;

          (5) Employee's violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing Employee from such activities as are essential for Employee to perform services under this Agreement;

          (6) Employee's violation of any of the Company's policies which provide for termination of employment as a possible consequence of such violation;

          (7)  conduct engaged in by Employee which is injurious
               (other than to an immaterial extent) to the Company;

          (8) the Company's receipt of reliable information from any source of Employee's entering into or intending to enter into competition with the Company; or

          (9)  insubordination by Employee toward Employee's superior.


In the event the Employment Period is terminated for Cause, Employee will be paid Base Salary through the date of termination of the Employment Period.

     (b) Other Than "For Cause". Employee and the Company agree that Employee's employment hereunder is on an at-will basis. Accordingly, in addition to the Company's right, described above, to terminate the Employment Period "for Cause", Employee or the Company may terminate the Employment Period at any time for any reason whatsoever, and without being required to specify a reason for the termination to the other. For such terminations, both Employee and the Company do agree, however, to give the other thirty (30) calendar days' advance notice of such termination. If such notice is given by either party to the other, the Company will have the option of terminating Employee's services at any time prior to the date of termination of the Employment Period set forth in such 30 day notice. In the event the Employment Period is terminated pursuant to this Section 6(b), Employee will be paid Base Salary through the date of termination of the Employment Period.

     (c) Death or Disability. The Employment Period will automatically terminate upon Employee's death and may be terminated by the Company if it is determined that Employee is unable to perform the services specified under this Agreement due to a Disability (i.e., employee's suffering from an injury, illness or impairment such that Employee is unable to perform the essential functions of Employee's job after reasonable accommodation for a period in excess of that permissible under applicable state or federal law). In the event of Employee's death or disability, the Company will pay Employee Base Salary through the date of termination of the Employment Period.

Section  7.  Representations, Warranties and Acknowledgments of
             Employee.
             --------------------------------------------------
     (a) Employee represents and warrants that Employee's experience and capabilities are such that the provisions of Section 8, below, will not prevent Employee from earning a livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Employee were to use Employee s ability and knowledge in competition with the Company or to otherwise breach the obligations contained in
Section 8.

     (b) Employee acknowledges that (1) during the Employment Period, Employee will have access to Confidential Information (defined below);
(2) such Confidential Information is proprietary, material and important to the Company and it being maintained as confidential is essential to the effective and successful conduct of the Company's business; (3) the Company's business, its customers' business and the businesses of other companies with which the Company may have commercial relationships could be damaged by the unauthorized use or disclosure of this Confidential Information; and (4) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret, and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's advantage or the advantage of others.

     (c) Employee acknowledges that Employee will be put in a position of trust and confidence and have access to Confidential Information, will be supervising operations and employees of the Company, will be in contact with customers and prospective customers and will participate in the preparation and submission of bids and proposals to customers and prospective customers.

     (d) Employee acknowledges that it is essential for the Company's protection that Employee be restrained following the termination of Employee's employment with the Company from soliciting or inducing any of the Company's employees to leave the Company's employ, hiring or attempting to hire any of the Company's employees, soliciting the Company's customers and suppliers for a competitive purpose, and competing against the Company for a reasonable period of time.

     (e) Employee represents and warrants that Employee is not bound by any other agreement, written or oral, which would preclude Employee from fulfilling all the obligations, duties and covenants in this Agreement. Employee also represents and warrants that Employee will not use, in connection with the employment under this Agreement, any materials which may be construed to be confidential to a prior employer or other persons or entities. In the event of a breach of this Section 7, which results in damage to the Company, Employee will indemnify and hold the Company harmless with respect to such damage.

References in this Section 7 to the Company shall include the Company, its parent, subsidiaries, divisions and affiliates.

Section  8.  Employee's Covenants and Agreements.
             -----------------------------------
     (a) Employee agrees to maintain full and complete records of all transactions and of all services performed by Employee on behalf of the Company and to submit this information to the Company in the manner and at the times that the Company may, from time to time, direct.

     (b) Employee agrees to devote Employee's entire productive business time, ability and attention to the Company's business during the term of this Agreement. Employee further agrees not to, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Company's prior written consent.

     (c) Employee agrees to abide by and comply with all personnel and Company practices and policies applicable to Employee.

     (d) Employee shall promptly and completely disclose to the Company and the Company or its customers will own all rights, title and interest to any Inventions (defined below) made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained by Employee, alone or jointly with others, during the term of Employee's employment with the Company (whether or not such Inventions are made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained during working hours) and for one year after termination of Employee's employment with the Company. Employee agrees to take all such action during the term of Employee's employment with the Company or at any time thereafter as may be necessary, desirable or convenient to assist the Company or its customers in securing patents, copyright registrations, or other proprietary rights in such Inventions and in defending and enforcing the Company's or such customer's rights to such Inventions, including without limitation the execution and delivery of any instruments of assignment or transfer, affidavits, and other documents, as the Company or its customers may request from time to time to confirm the Company's or its customers' ownership of the Inventions. Employee represents and warrants that as of the date hereof there are no works, software, inventions, discoveries or improvements (other than those included in a copyright or patent or application therefor) which were recorded, written, conceived, invented, made or discovered by Employee before entering into this Agreement and which Employee desires to be removed from the provisions of this Agreement.

     (e) For purposes of this Agreement, "Inventions" means concepts, developments, innovations, inventions, information, techniques, ideas, discoveries, designs, processes, procedures, improvements, enhancements, modifications (whether or not patentable), including, but not limited to, those relating to hardware, software, languages, models, algorithms and other computer system components, and writings, manuals, diagrams, drawings, data, computer programs, compilations and pictorial representations and other works (whether or not copyrightable). Inventions does not include any of the foregoing which are made, developed, conceived, authored or obtained by Employee without the use of the Company's resources and which do not relate to any of the Company's past, present or prospective activities.

     (f) During and after the term of Employee's employment with the Company, Employee will hold all Confidential Information in the strictest confidence and will not use any Confidential Information for any purpose and will not publish, disseminate, disclose or otherwise make any Confidential Information available to any third party, except as may be required in connection with the performance of Employee's duties hereunder.

     (g) For purposes of this Agreement, "Confidential Information" means all information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Company or its customers, including without limitation, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, systems for recruitment, contractual arrangements, market research data, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, concepts, computer programs or software in various stages of development, passwords, source code listings and object code.

     (h) All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information or Inventions will belong exclusively to the Company and its customers and Employee will not remove from the Company's or its customers' premises any such items under any circumstances without the prior written consent of the party owning such item. Employee will deliver to the Company all copies of such materials in Employee's control upon the Company's request or upon termination of Employee's employment with the Company and, if requested by the Company, will state in writing that all such materials were returned.

     (i) If Employee's employment is terminated for any reason, including resignation by Employee or termination by the Company, with or without Cause, then, for the time periods described below, Employee agrees not to:

          (1) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with any entity that engages or intends to engage in any Competing Business in the geographic area where Employee had managerial responsibility for the Company's business under this Agreement. "Competing Business" means any business or other enterprise which provides personnel to customers on a contract or temporary basis; provides engineering, design, drafting, data processing, software develop-ment, light industrial, or related services to customers; provides "vendor on premises" services such as providing personnel and administrative supervision of such personnel for customers in their facility; or which provides any other services then provided by the Company; and

          (2) directly or indirectly, solicit, interfere with or attempt to entice away from the Company, any employee of the Company; and

          (3) contact, solicit, interfere with or attempt to entice away from the Company any customer on behalf of a Competing Business.

Employee agrees to be bound by Sections 8(i)(2) and 8(i)(3), above, for a period of two years following the termination of the Employment

Period. In addition, Employee agrees to be bound by Section 8(i)(1), above, for so long following the termination of the Employment Period as the Company pays Employee the additional consideration of one-half of Employee's Base Salary (at the rate of salary being paid Employee at the time of termination of the Employment Period) up to a maximum of two years.

References in this Section 8 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

Section  9.  Remedies
             --------
     Employee acknowledges that Employee's promised services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Employee, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Employee from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of any of the covenants of Employee contained in
Section 8 hereof, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenant is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant.

Section 10.  Waiver of Breach.
             ----------------
     The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any other or subsequent breach by Employee of such or any other provision. No delay or omission by the Company or Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Employee from time to time and as often as may be deemed expedient or necessary by the Company or Employee.

Section 11.  Notices.
             -------
     All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the address which the party giving the notice reasonably believes to be the then current address of the other party. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 12.  Severability.
             ------------
If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

Section 13.  Binding Effect and Assignability.
             --------------------------------
     The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Employee's rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company.

Section 14.  Counterparts: Section Headings.
             ------------------------------
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

Section 15.  Survival.
             --------
     Notwithstanding the termination of this Agreement or the Employment Period for any reason, Sections 7, 8, 9, 12 and 15 hereof shall survive any such termination.

Section 16.  Entire Agreement.
             ----------------
     This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Employee and the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.


                         COMPANY:
                         -------


                         By:
                                 -------------------------------------
                         Title:  President and Chief Executive Officer


                         EMPLOYEE:
                         --------



                         --------------------------------------------
                                 Joseph R. Seiders

                           Schedule A
                           ----------

                          Compensation
                          ------------


     This Schedule A sets forth the compensation for Joseph R. Seiders (Employee) under this Employment Agreement. If at any time during the Employment Period the Company and Employee agree that compensation different from the compensation set forth in this Schedule A should be paid to Employee, and the Company pays Employee and Employee accepts such different compensation from the Company, then the terms of this Schedule A will be deemed to have been amended to reflect the different compensation.


1. Base Salary. During the Employment Period, Employee shall be paid a salary at the rate of $248,000 per year ("Base Salary").


2. Bonus Awards. Employee will be eligible to receive an Annual Bonus during the Employment Period pursuant to the terms of the Annual Bonus Program, attached as Exhibit 1. Employee s Target Bonus for the first Bonus Year under this Agreement is $62,000. The following are the Performance Goals for the first Bonus Year under this Agreement:

    a)  Operating Plan Goals               Bonus Opportunity
        --------------------               -----------------
        CDI Revenue                               20%
        CDI Operating Profit Margin               20%
        CDI Return on Total Capital               20%


    b)  Qualitative Goals                         40%
        -----------------

        As agreed upon between Employee and the President/CEO of the Company.


    c) EPS Threshold. Bonus will only be paid for a Bonus Year if CDI Corp.'s Earnings Per Share ("EPS") for that year equals or exceeds the threshold percentage of Target EPS established by CDI Corp.'s Board of Directors.

                            EXHIBIT I

                       Annual Bonus Program
                       --------------------


     This exhibit describes the terms and workings of the Company s Annual Bonus Program.

A.   Summary.
     -------
     Employee will be eligible to receive an Annual Bonus for each calendar year during the Employment Period. Annual Bonus is payable in recognition of Employee's performance over the course of a calendar year (called a Bonus Year in this Annual Bonus Program) and is calculated based upon the achievement of Performance Goals for the Bonus Year. There are two types of Performance Goals: Operating Plan Goals and Qualitative Goals. Operating Plan Goals are based on selected elements of the Operating Plan for the Bonus Year.
Qualitative Goals are based on discretionary criteria chosen by Employee's superior and Employee. When a Bonus Year has been completed, an evaluation will be done to compare the Bonus Year's actual performance with the Bonus Year's Performance Goals to determine how much, if any, of the year's Target Bonus will be paid to Employee. The Target Bonus will be paid for Target Performance, a portion of the Target Bonus will be paid for Threshold Performance and additional bonus will be paid for Superior Performance.

B.   Procedure.
     ---------
     1. Prior to or at the beginning of each Bonus Year the following steps will be taken:

         o Employee's supervisor, with input from Employee, will set the goals that Employee will be expected to achieve for that Bonus Year;

         o A Target Bonus amount will be set for Employee for that year;

         o A Bonus Opportunity will be set for each Performance Goal. Each Bonus Opportunity reflects the percentage of the Target Bonus that will be paid to Employee for Target Performance of the related Performance Goal, i.e., for 100% achievement of that Performance Goal. (For example, if the Performance Goal "Revenue Growth" has a Bonus Opportunity of 15%, then 15% of the Target Bonus can be earned for Target Performance, or 100% achievement, of the Revenue Growth Performance Goal.) The total of all Bonus Opportunities will be 100%.

     2. At the end of each Bonus Year, the degree of achievement of Employee's Performance Goals for that year will be determined. For the Operating Plan Goals, the degree of achievement will be determined by comparing actual performance as reflected in the Company's final financial statements for the Bonus Year with the Performance Goal for that year. For the Qualitative Goals, the degree of achievement will be determined in the judgment of Employee's supervisor, with input from Employee.

         If less than 90% of a Performance Goal has been achieved, no bonus will be paid. If 90% of a Performance Goal has been achieved (called "Threshold Performance" in this Program), the Bonus Opportunity for that goal will be reduced by 50%. If 110% or more of a Performance Goal has been achieved (called "Superior Performance" in this Program), the Bonus Opportunity for that goal will be increased by 50%. And for achievement of a Performance Goal which is between 90% and 110%, the Bonus Opportunity for that goal will be increased on a straight line basis from 50% to 150% depending on the degree of achievement (i.e., a 5% increase for every 1% increase in achievement).

         Examples:  Assume a Bonus Opportunity of 15% for the
Performance Goal "Revenue Growth" and a Target Bonus for the year of $30,000.

             (a) If actual Revenue Growth for the Bonus Year is 87% of the Revenue Growth in the Operating Plan, no bonus would be payable for this Performance Goal because less than 90% of the goal had been achieved.

             (b) If actual Revenue Growth is 94% of the Operating Plan, then 70% of the Revenue Growth Bonus Opportunity would be payable, and bonus for this Performance Goal would be calculated as follows:

                           70% x 15% x $30,000 = $3,150

             (c)  If actual Revenue Growth is 106.4% of Operating
                  Plan, then 132% of the Bonus Opportunity would be payable, and bonus for this Performance Goal would be calculated as follows:

                           132% x 15% x $30,000 = $5,940

             (d)  If actual Revenue Growth were 112% of Operating
                  Plan, then 150% (i.e., the maximum adjustment) of the Bonus Opportunity would be payable.

     The bonus payable for all Performance Goals will be combined to make up the Annual Bonus for the Bonus Year.

C.   Payment of Bonuses.
     ------------------
     Annual Bonuses (or any proportionate amounts of Annual Bonus which may be payable with respect to Employee's first or last year of employment) will be paid to Employee within thirty days after the delivery of audited financial statements to CDI Corporation for the Bonus Year.

D.   First Year of Employment.
     ------------------------
     In the event that Employee s first year of employment is not a full calendar year, Employee will be paid a proportionate amount of the Annual Bonus for that year. The proportionate amount will be a percentage of the Annual Bonus payable for such year which will be equal to the percentage of the year during which Employee was employed by the Company.

E.   Last Year of Employment.
     -----------------------
     No Annual Bonus will be paid to Employee for the Bonus Year during which Employee's employment with the Company terminates if the termination occurs as a result of (a) Employee's resignation or (b) termination by the Company for cause. If Employee's employment with the Company terminates due to Employee's death or disability or due to termination by the Company other than for cause, then a proportionate amount of the Annual Bonus for that year will be paid to Employee or, in the event of Employee's death, to Employee's designated beneficiary or estate. The proportionate amount will be a percentage of the Annual Bonus payable for such year which will be equal to the percentage of the year during which Employee was employed by the Company.

F.   Future Years' Performance Goals.
     -------------------------------
     At the end of each Bonus Year, Employee's superior, with input from Employee, will establish the Performance Goals for the next Bonus Year. These goals will be recorded in writing.

G.   Definition of Financial Measures.
     --------------------------------
     All financial measures which are used in setting or calculating performance goals in connection with this Agreement will have the meanings ascribed to them in the Company's accounting and financial reporting systems.